Exhibit 99.1

Replacement Option under Latitude 1993 Stock Plan

CISCO SYSTEMS, INC.

NOTICE OF GRANT AND STOCK OPTION AGREEMENT FOR

NON-PLAN NON-STATUTORY STOCK OPTION

Dear [____________] (“Optionee”):

As you know, on January 12, 2004 (the “Closing Date”) Los Angeles Acquisition Corp., a wholly-owned subsidiary of Cisco Systems, Inc. (“Cisco”), acquired Latitude Communications, Inc. (“Latitude”). On the Closing Date your Latitude stock option granted under the 1993 Stock Plan and identified in the table below (the “Latitude Option”) was cancelled. In its place, and pursuant to the Benefits/Acceleration Waiver you previously executed, Cisco has granted you this stock option (the “Cisco Option”) covering the number of shares of Cisco set forth below (the “Option Shares”). The number of Option Shares was determined by multiplying the number of unexercised shares (both vested and unvested) covered by the Latitude Option immediately prior to its termination by 0.158660026 (the quotient obtained by dividing the average closing price for a share of Cisco stock during the period December 26, 2003 through January 9, 2004 into $3.95) and rounding down the resulting product. The Cisco Option exercise price per share was determined by dividing the Latitude Option exercise price by 0.158660026 and rounding up the resulting quotient. These conversion formulas were agreed upon by Latitude and Cisco.

This Grant Notice and the attached Cisco Option Agreement (incorporated herein by reference) inform you of the terms of your Cisco Option. All capitalized terms in this Grant Notice shall have the meaning assigned to them in this Grant Notice or in the attached Cisco Option Agreement (including the appendix thereto). This Cisco Option is a non-statutory stock option and is not covered by the provisions of Sections 421 and 422 of the Code.

Latitude Option No.: [_____________]	Cisco Option

Latitude Option Grant Date: [__________]	Date of Grant: [__________]

No. of Latitude shares: [_____________]	No. of Option Shares: [__________]

Exercise Price per Latitude share: [________]	Exercise Price per Option Share: [__________________]

The Vesting Start Date under both options is: [___________]

The Exercise Schedule under both options is: [___________]

Accelerated Vesting. In addition to the accelerated vesting benefits set forth in the Cisco Option Agreement, you will immediately vest in fifty percent (50%) of the unvested shares subject to the Cisco Option if, within twenty-four (24) months following the Closing Date:

•	your service as an Employee is terminated in connection with (i) a reduction in force of three of more employees of Latitude immediately following the Closing Date, or (ii) the elimination of your position; or

•	you resign from service as an Employee rather than provide your written consent to relocate to a facility or location more than fifty (50) miles from the location at which you then provide service as an Employee.

No Employment or Service Contract. Nothing in this Grant Notice or in the attached Cisco Option Agreement shall confer upon you any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining you in Service) or of you, which rights are hereby expressly reserved by each, to terminate your Service at any time for any reason, with or without cause.

Objections/Questions. If you believe that any term set forth in this Grant Notice is incorrect or inapplicable, or have other objections to any provision of this Grant Notice, please provide Cisco written notice of such belief by sending it to the following address no later than __________, 2004:

Cisco Systems, Inc.

170 West Tasman Dr.

MS-11-1

San Jose, CA 95134

Attn: Stock Administration Dept.

If you have any questions regarding this Grant Notice or the attached Cisco Option Agreement, please contact Colleen Ledesma (Cisco Stock Administration) at (408) 527-8321 or mledesma@cisco.com.

CISCO SYSTEMS, INC.

By:
Mark Chandler
Corporate Secretary

Optionee understands and agrees to be bound by the terms set forth herein and in the Cisco Option Agreement attached hereto as Exhibit A.

Optionee
Address:

ATTACHMENTS

Exhibit A – Cisco Option Agreement

Exhibit B – Form S-8 Prospectus

EXHIBIT A

CISCO OPTION AGREEMENT

Recitals

A. The Board has approved the grant of the Cisco Option as an incentive to Optionee to render valuable services to the Corporation (or a Parent or Subsidiary).

B. The Grant Notice to which this Agreement is attached as Exhibit A is executed in connection with the grant of the Cisco Option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the Grant Notice or the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee as of the date of grant indicated for the Cisco Option on the Grant Notice an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall have a maximum term of nine (9) years measured from the Latitude Option’s Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability. This option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Corporation may deem appropriate. Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee’s will or the laws of descent and distribution.

4. Dates of Exercise.

(a) This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice and herein. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

(b) As an administrative matter, the exercisable portion of this option may only be exercised until the close of the Nasdaq National Market on the last trading day before the Expiration Date or earlier date of termination of the option term under Paragraph 5. Any later attempt to exercise this option will not be honored. For example, if Optionee ceases to remain in Service as provided in Paragraph 5(a) and the date three (3) months from the date of cessation is Monday, July 4 (a holiday on which the Nasdaq National Market is closed), Optionee must exercise the exercisable portion of this option by 4 pm Eastern Daylight Time on Friday, July 1.

5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding), prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee cease to remain in Service for any reason (other than death, disability, Permanent Disability, or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b) If Optionee dies while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom this option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (A) the expiration of the twelve (12)- month period measured from the date of Optionee’s death or (B) the Expiration Date.

(c) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. If cessation of Service is by reason of a disability other than Permanent Disability, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

(e) For purposes of this Agreement, Optionee’s period of Service shall not include any period of notice of termination of employment, whether expressed or implied. Optionee’s date of cessation of Service shall mean the date upon which Optionee ceases active performance of services for the Corporation and shall be determined solely by this Agreement and without reference to any other agreement, written or oral, including Optionee’s contract of employment.

(f) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares in which Optionee is not otherwise at that time vested or for which this option is not otherwise at that time exercisable.

6. Change in Control and Corporate Transactions

(a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same option exercise/vesting schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Administrator, and such determination shall be final, binding and conclusive.

(b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(d) This option, to the extent outstanding at the time of a Change in Control but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. This option shall remain so exercisable until the Expiration Date or sooner termination of the option term.

(e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (a) the total number and/or class of securities subject to this option and (b) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Shareholder Rights. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation;

(B) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; and

(C) a promissory note payable to the Corporation, but only to the extent authorized by the Administrator in accordance with Paragraph 13; and

(D) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date.

(ii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iii) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

(d) Notwithstanding any other provisions of this Agreement or any other agreement to the contrary, if at the time this option is exercised, Optionee is indebted to the Corporation (or any Parent or Subsidiary) for any reason, the following actions shall be taken, as deemed appropriate by the Administrator:

(i) any shares of Common Stock to be issued upon such exercise shall automatically be pledged against Optionee’s outstanding indebtedness; and

(ii) if this option is exercised in accordance with subparagraph 9(a)(i)(B) above, the after tax proceeds of the sale of Optionee’s stock shall automatically be applied to the outstanding balance of Optionee’s indebtedness.

10. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

(c) No Option Shares may be delivered in connection with this option until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Option Shares.

11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Financing. The Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Administrator in its sole discretion.

14. Administration. All decisions of the Administrator with respect to any question or issue arising under this Agreement (including, without limitation, its construction) shall be final, binding and conclusive on all persons having an interest in this option.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16. Leave of Absence. The following provisions shall apply upon the Optionee’s commencement of an authorized leave of absence:

(a) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

(b) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the earlier of the Expiration Date or the date on which the authorized leave of absence ends.

17. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18. Authorization to Release Necessary Personal Information.

(a) Optionee hereby authorizes and directs Optionee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Optionee’s employment, the nature and amount of Optionee’s compensation and identifying information (including, but not limited to, Optionee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing Optionee’s use of this option. Optionee understands that the Data may be transferred to the Corporation or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of this option, including any requisite transfer to a broker or other third party assisting with the exercise of this option or with whom shares of Common Stock acquired upon exercise of this option or cash from the sale of such shares may be deposited. Optionee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Optionee’s residence. Furthermore, Optionee acknowledges and understands that the transfer of the Data to the Corporation or any of its Subsidiaries, or to any third parties is necessary for Optionee’s participation in other stock awards made by the Corporation.

(b) Optionee may at any time withdraw the consents herein, by contacting Optionee’s local human resources representative in writing. Optionee further acknowledges that withdrawal of consent may affect Optionee’s ability to exercise or realize benefits from the option, and Optionee’s ability to participate in stock option grants made by the Corporation.

19. No Entitlement or Claims for Compensation.

(a) Grants of options are made at the discretion of the Corporation, and the Corporation may suspend or terminate the practice of making such grants at any time. The grant of an option in one year or at one time does not in any way entitle Optionee to an option grant in the future. The option is wholly discretionary in nature and is not to be considered part of Optionee’s normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the option is an extraordinary item of compensation which is outside the scope of Optionee’s employment contract (if any).

(b) Optionee shall have no rights to compensation or damages as a result of Optionee’s cessation of Service for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from Optionee’s ceasing to have rights under or be entitled to exercise this option as a result of such cessation or from the loss or diminution in value of such rights. If Optionee did acquire any such rights, Optionee is deemed to have waived them irrevocably by accepting the option.

Appendix

The following definitions shall be in effect under the Agreement:

A. Administrator shall mean either the Board or (to the extent of authority delegated by the Board) a committee of the Board acting in its administrative capacity.

B. Agreement shall mean this Cisco Option Agreement.

C. Board shall mean the Corporation’s Board of Directors.

D. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders which the Board does not recommend such shareholders to accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

H. Corporation shall mean Cisco Systems, Inc., a California corporation.

I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

K. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

L. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

M. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

N. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

O. Grant Notice shall mean the Notice of Grant and Stock Option Agreement for Non-Plan Non-Statutory Stock Option executed by Optionee and to which this Agreement is attached as an exhibit.

P. Latitude Option’s Grant Date shall mean the date of grant of the Latitude Option identified in the Grant Notice.

Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

T. Optionee shall mean the person to whom this option is granted as specified in the Grant Notice.

U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V. Permanent Disability shall mean Optionee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

W. Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

X. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

Y. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Replacement Option under Latitude 1999 and 2001 Stock Plan

CISCO SYSTEMS, INC.

NOTICE OF GRANT AND STOCK OPTION AGREEMENT FOR

NON-PLAN NON-STATUTORY STOCK OPTION

Dear [____________] (“Optionee”):

As you know, on January 12, 2004 (the “Closing Date”) Los Angeles Acquisition Corp., a wholly-owned subsidiary of Cisco Systems, Inc. (“Cisco”), acquired Latitude Communications, Inc. (“Latitude”). On the Closing Date your Latitude stock option identified in the table below (the “Latitude Option”) was cancelled. In its place, and pursuant to the Benefits/Acceleration Waiver you previously executed, Cisco has granted you this stock option (the “Cisco Option”) covering the number of shares of Cisco set forth below (the “Option Shares”). The number of Option Shares was determined by multiplying the number of unexercised shares (both vested and unvested) covered by the Latitude Option immediately prior to its termination by 0.158660026 (the quotient obtained by dividing the average closing price for a share of Cisco stock during the period December 26, 2003 through January 9, 2004 into $3.95) and rounding down the resulting product. The Cisco Option exercise price per share was determined by dividing the Latitude Option exercise price by 0.158660026 and rounding up the resulting quotient. These conversion formulas were agreed upon by Latitude and Cisco.

This Grant Notice and the attached Cisco Option Agreement (incorporated herein by reference) inform you of the terms of your Cisco Option. All capitalized terms in this Grant Notice shall have the meaning assigned to them in this Grant Notice or in the attached Cisco Option Agreement (including the appendix thereto). This Cisco Option is a non-statutory stock option and is not covered by the provisions of Sections 421 and 422 of the Code.

Latitude Option No.: [_____________]	Cisco Option

Latitude Option Grant Date: [__________]	Date of Grant: [__________]

No. of Latitude shares: [_____________]	No. of Option Shares: [__________]

Exercise Price per Latitude share: [________]	Exercise Price per Option Share: [__________________]

The Vesting Start Date under both options is: [___________]

The Exercise Schedule under both options is: [___________]

Accelerated Vesting. In addition to the accelerated vesting benefits set forth in the Cisco Option Agreement, you will immediately vest in fifty percent (50%) of the unvested shares subject to the Cisco Option if, within twenty-four (24) months following the Closing Date:

•	your service as an Employee is terminated in connection with (i) a reduction in force of three of more employees of Latitude immediately following the Closing Date, or (ii) the elimination of your position; or

•	you resign from service as an Employee rather than provide your written consent to relocate to a facility or location more than fifty (50) miles from the location at which you then provide service as an Employee.

No Employment or Service Contract. Nothing in this Grant Notice or in the attached Cisco Option Agreement shall confer upon you any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining you in Service) or of you, which rights are hereby expressly reserved by each, to terminate your Service at any time for any reason, with or without cause.

Objections/Questions. If you believe that any term set forth in this Grant Notice is incorrect or inapplicable, or have other objections to any provision of this Grant Notice, please provide Cisco written notice of such belief by sending it to the following address no later than __________, 2004:

Cisco Systems, Inc.

170 West Tasman Dr.

MS-11-1

San Jose, CA 95134

Attn: Stock Administration Dept.

If you have any questions regarding this Grant Notice or the attached Cisco Option Agreement, please contact Colleen Ledesma (Cisco Stock Administration) at (408) 527-8321 or mledesma@cisco.com.

CISCO SYSTEMS, INC.

By:
Mark Chandler
Corporate Secretary

Optionee understands and agrees to be bound by the terms set forth herein and in the Cisco Option Agreement attached hereto as Exhibit A.

Optionee
Address:

ATTACHMENTS

Exhibit A – Cisco Option Agreement

Exhibit B – Form S-8 Prospectus

EXHIBIT A

CISCO OPTION AGREEMENT

Recitals

A. The Board has approved the grant of the Cisco Option as an incentive to Optionee to render valuable services to the Corporation (or a Parent or Subsidiary).

B. The Grant Notice to which this Agreement is attached as Exhibit A is executed in connection with the grant of the Cisco Option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the Grant Notice or the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee as of the date of grant indicated for the Cisco Option on the Grant Notice an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall have a maximum term of nine (9) years measured from the Latitude Option’s Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability. This option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Corporation may deem appropriate. Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee’s will or the laws of descent and distribution.

4. Dates of Exercise.

(a) This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice and herein. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

(b) As an administrative matter, the exercisable portion of this option may only be exercised until the close of the Nasdaq National Market on the last trading day before the Expiration Date or earlier date of termination of the option term under Paragraph 5. Any later attempt to exercise this option will not be honored. For example, if Optionee ceases to remain in Service as provided in Paragraph 5(a) and the date three (3) months from the date of cessation is Monday, July 4 (a holiday on which the Nasdaq National Market is closed), Optionee must exercise the exercisable portion of this option by 4 pm Eastern Daylight Time on Friday, July 1.

5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding), prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability, or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b) If Optionee dies while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom this option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (A) the expiration of the twelve (12)- month period measured from the date of Optionee’s death or (B) the Expiration Date.

(c) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

(e) For purposes of this Agreement, Optionee’s period of Service shall not include any period of notice of termination of employment, whether expressed or implied. Optionee’s date of cessation of Service shall mean the date upon which Optionee ceases active performance of services for the Corporation and shall be determined solely by this Agreement and without reference to any other agreement, written or oral, including Optionee’s contract of employment.

(f) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares in which Optionee is not otherwise at that time vested or for which this option is not otherwise at that time exercisable.

6. Change in Control and Corporate Transactions

(a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same option exercise/vesting schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Administrator, and such determination shall be final, binding and conclusive.

(b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(d) This option, to the extent outstanding at the time of a Change in Control but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. This option shall remain so exercisable until the Expiration Date or sooner termination of the option term.

(e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (a) the total number and/or class of securities subject to this option and (b) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Shareholder Rights. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation;

(B) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; and

(C) a promissory note payable to the Corporation, but only to the extent authorized by the Administrator in accordance with Paragraph 13; and

(D) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date.

(ii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iii) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

(d) Notwithstanding any other provisions of this Agreement or any other agreement to the contrary, if at the time this option is exercised, Optionee is indebted to the Corporation (or any Parent or Subsidiary) for any reason, the following actions shall be taken, as deemed appropriate by the Administrator:

(i) any shares of Common Stock to be issued upon such exercise shall automatically be pledged against Optionee’s outstanding indebtedness; and

(ii) if this option is exercised in accordance with subparagraph 9(a)(i)(B) above, the after tax proceeds of the sale of Optionee’s stock shall automatically be applied to the outstanding balance of Optionee’s indebtedness.

10. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

(c) No Option Shares may be delivered in connection with this option until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Option Shares.

11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Financing. The Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Administrator in its sole discretion.

14. Administration. All decisions of the Administrator with respect to any question or issue arising under this Agreement (including, without limitation, its construction) shall be final, binding and conclusive on all persons having an interest in this option.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16. Leave of Absence. The following provisions shall apply upon the Optionee’s commencement of an authorized leave of absence:

(a) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

(b) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the earlier of the Expiration Date or the date on which the authorized leave of absence ends.

17. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18. Authorization to Release Necessary Personal Information.

(a) Optionee hereby authorizes and directs Optionee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Optionee’s employment, the nature and amount of Optionee’s compensation and identifying information (including, but not limited to, Optionee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing Optionee’s use of this option. Optionee understands that the Data may be transferred to the Corporation or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of this option, including any requisite transfer to a broker or other third party assisting with the exercise of this option or with whom shares of Common Stock acquired upon exercise of this option or cash from the sale of such shares may be deposited. Optionee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Optionee’s residence. Furthermore, Optionee acknowledges and understands that the transfer of the Data to the Corporation or any of its Subsidiaries, or to any third parties is necessary for Optionee’s participation in other stock awards made by the Corporation.

(b) Optionee may at any time withdraw the consents herein, by contacting Optionee’s local human resources representative in writing. Optionee further acknowledges that withdrawal of consent may affect Optionee’s ability to exercise or realize benefits from the option, and Optionee’s ability to participate in stock option grants made by the Corporation.

19. No Entitlement or Claims for Compensation.

(a) Grants of options are made at the discretion of the Corporation, and the Corporation may suspend or terminate the practice of making such grants at any time. The grant of an option in one year or at one time does not in any way entitle Optionee to an option grant in the future. The option is wholly discretionary in nature and is not to be considered part of Optionee’s normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the option is an extraordinary item of compensation which is outside the scope of Optionee’s employment contract (if any).

(b) Optionee shall have no rights to compensation or damages as a result of Optionee’s cessation of Service for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from Optionee’s ceasing to have rights under or be entitled to exercise this option as a result of such cessation or from the loss or diminution in value of such rights. If Optionee did acquire any such rights, Optionee is deemed to have waived them irrevocably by accepting the option.

Appendix

The following definitions shall be in effect under the Agreement:

A. Administrator shall mean either the Board or (to the extent of authority delegated by the Board) a committee of the Board acting in its administrative capacity.

B. Affiliate means an entity other than a Subsidiary (as defined below) in which the Corporation owns an equity interest or which, together with the Corporation, is under common control of a third person or entity.

C. Agreement shall mean this Cisco Option Agreement.

D. Board shall mean the Corporation’s Board of Directors.

E. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders which the Board does not recommend such shareholders to accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

F. Code shall mean the Internal Revenue Code of 1986, as amended.

G. Common Stock shall mean the Corporation’s common stock.

H. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

I. Corporation shall mean Cisco Systems, Inc., a California corporation.

J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

L. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

M. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

N. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

P. Grant Notice shall mean the Notice of Grant and Stock Option Agreement for Non-Plan Non-Statutory Stock Option executed by Optionee and to which this Agreement is attached as an exhibit.

Q. Latitude Option’s Grant Date shall mean the date of grant of the Latitude Option identified in the Grant Notice.

R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary or Affiliate), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary or Affiliate) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary or Affiliate) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary or Affiliate).

S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

U. Optionee shall mean the person to whom this option is granted as specified in the Grant Notice.

V. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W. Permanent Disability shall mean Optionee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

X. Service shall mean the Optionee’s performance of services for the Corporation (or any Parent, Affiliate, or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

Y. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

Z. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.